AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON February 27, 2026
REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
____________________
Butterfly Network, Inc.
(Exact name of registrant as specified in its charter)
____________________

Delaware (State or other jurisdiction of incorporation or organization)	84-4618156 (I.R.S. Employer Identification No.)
1600 District Avenue, Burlington, MA (Address of Principal Executive Offices)	01803 (Zip Code)
Amended and Restated 2020 Equity Incentive Plan
2024 Employee Stock Purchase Plan
(Full title of the plan)
____________________
Joseph M. DeVivo
Chief Executive Officer
Butterfly Network, Inc.
1600 District Avenue
Burlington, MA 01803
 (Name and address of agent for service)
(781) 557-4800
(Telephone number, including area code, of agent for service)
____________________
Copy to:
Stacie S. Aarestad
Ryan M. Rourke Reed
Foley Hoag LLP
155 Seaport Boulevard
Boston, Massachusetts 02110-2600
(617) 832-1000
____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer	Accelerated filer
Non-accelerated filer	Smaller Reporting Company
Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

Butterfly Network, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) to register (i) 10,129,972 additional shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of the Registrant reserved under the Butterfly Network, Inc. Amended and Restated 2020 Equity Incentive Plan (the “2020 Plan”), representing an increase of shares reserved under the 2020 Plan effective January 1, 2026 by operation of the 2020 Plan’s “evergreen” provision and (ii) 2,076,487 additional shares of Class A Common Stock reserved under the Butterfly Network, Inc. 2024 Employee Stock Purchase Plan (the “2024 ESPP”), representing an increase of shares reserved under the 2024 ESPP effective January 1, 2026 by operation of the 2024 ESPP’s “evergreen” provision. This registration statement registers additional securities of the same class as other securities for which registration statements filed on Form S-8 (File No. 333-256044 and File No. 333-280218) relating to employee benefit plans are effective. The information contained in the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on May 12, 2021, March 1, 2022, June 14, 2024, and October 31, 2025 (SEC File No. 333-256044, SEC File No. 333-263151, SEC File No. 333-280218, and SEC File No. 333-291178), respectively, is hereby incorporated by reference pursuant to General Instruction E of Form S-8.
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit Number	Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/Reg. Number
4.1	Third Amended and Restated Certificate of Incorporation of Butterfly Network, Inc.		Form 8-K (Exhibit 3.1)	6/13/2024	001-39292
4.2	Amended and Restated Bylaws of Butterfly Network, Inc.		Form 8-K (Exhibit 3.2)	2/16/2021	001-39292
4.3	Specimen Class A Common Stock Certificate.		Form 8-K (Exhibit 4.1)	2/16/2021	001-39292
5.1	Opinion of Foley Hoag LLP.	X
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm of Butterfly Network, Inc.	X
23.2	Consent of Foley Hoag LLP (included in Exhibit 5.1).	X
24.1	Power of Attorney (included on the signature page hereof).	X
99.1+	Butterfly Network, Inc. Amended and Restated 2020 Equity Incentive Plan.		Form 10-K (Exhibit 10.19.1)	3/29/2021	001-39292
99.2+	Butterfly Network, Inc. 2024 Employee Stock Purchase Plan		Form 10-Q (Exhibit 10.1)	8/1/2024	001-39292
107	Filing Fee Table	X

+ Indicates management contract or compensatory plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Commonwealth of Massachusetts, on February 27, 2026.
BUTTERFLY NETWORK, INC.
By: /s/ Joseph DeVivo
Joseph DeVivo
Chief Executive Officer

POWER OF ATTORNEY
We, the undersigned officers and directors of Butterfly Network, Inc., hereby severally constitute and appoint each of Joseph DeVivo and John Doherty, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Joseph DeVivo Joseph DeVivo	President, Chief Executive Officer, and Chairman of the Board (Principal Executive Officer)	February 27, 2026
/s/ John Doherty John Doherty	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	February 27, 2026
/s/ Megan Carlson Megan Carlson	Chief Accounting Officer (Principal Accounting Officer)	February 27, 2026
/s/ Dawn Carfora Dawn Carfora	Director	February 27, 2026
/s/ Elazer Edelman, M.D., Ph.D. Elazer Edelman, M.D., Ph.D.	Director	February 27, 2026
/s/ S. Louise Phanstiel S. Louise Phanstiel	Director	February 27, 2026
/s/ Larry Robbins Larry Robbins	Director	February 27, 2026
/s/ Jonathan M. Rothberg, Ph.D. Jonathan M. Rothberg, Ph.D.	Director	February 27, 2026
/s/ Erica Schwartz, M.D., J.D., M.P.H Erica Schwartz, M.D., J.D., M.P.H.	Director	February 27, 2026